Exhibit 99.1

Legal Technology Solutions Provider Epiq Systems

Declares $0.09 Quarterly Dividend

Kansas City, KS (November 7, 2014) – Epiq Systems, Inc. (NASDAQ: EPIQ), a leading global provider of integrated technology solutions for the legal profession, today announced a quarterly cash dividend of $0.09 per common share, payable February 20, 2015, to shareholders of record at the close of business on January 9, 2015.

About Epiq Systems

Epiq Systems is a leading global provider of integrated technology solutions for the legal profession, including electronic discovery, bankruptcy, and class action and mass tort administration. We also offer full-service capabilities to support litigation, investigations, financial transactions, regulatory compliance and other legal matters. Our innovative technology and services, deep subject-matter expertise and global presence spanning 45 countries served from 20 offices allow us to provide secure, reliable solutions to the worldwide legal community. Visit us at www.epiqsystems.com.

Investor Contacts
Kelly Bailey	Chris Eddy or David Collins
Epiq Systems	Catalyst Global
913-621-9500	212-924-9800
ir@epiqsystems.com	epiq@catalyst-ir.com